[Amended and restated for purposes of this filing on Form 8-K]

THE MIDDLETON DOLL COMPANY
2003 STOCK OPTION PLAN

Section 1. Purpose

        The purpose of The Middleton Doll Company 2003 Stock Option Plan (the “Plan”) is to promote the best interests of The Middleton Doll Company, a Wisconsin corporation (together with any successor thereto, the “Company”), its subsidiaries and shareholders by encouraging and providing for the acquisition of an equity interest in the Company by officers and key employees and by enabling the Company and its subsidiaries to attract and retain the services of officers and key employees upon whose judgment, interest, skills, and special effort the successful conduct of the operations of the Company and its subsidiaries is largely dependent.

Section 2. Effective Date

        The Plan shall become effective on February 19, 2003, subject to the approval of the Plan by the shareholders of the Company at the Company’s 2003 Annual Shareholders Meeting. To the extent that any stock options are granted under the Plan prior to its approval by shareholders, the grants shall be contingent on approval of the Plan by the shareholders of the Company.

Section 3. Administration

        A committee (the “Committee”) of the Company’s Board of Directors (the “Board”) shall administer the Plan. The Committee shall consist of not less than two directors, each of whom shall qualify as a “non-employee director” within the meaning of Rule 16b-3 (“Rule 16b-3”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as an “outside director” under Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provisions thereto. If at any time the Committee shall not be in existence, the Board shall administer the Plan.

        Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to (a) interpret and administer the Plan and any instrument or agreement relating to, or made under, the Plan; (b) establish, amend, suspend or waive any rules and regulations related to the Plan and appoint any agents that it deems appropriate for the proper administration of the Plan; and (c) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among participants, whether or not they are similarly situated. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members. The Committee may make any determination under the Plan without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

Section 4. Eligibility and Participation

        The Committee, in its discretion, may designate from time to time officers and other key employees of the Company and its subsidiaries to participate in the Plan. The Committee shall consider such factors as it deems appropriate in selecting participants and in determining the amount of their respective benefits. The Committee’s designation of a participant in any year shall not require the Committee to designate such person to receive a benefit in any other year.

Section 5. Stock Subject to Plan

5.1.	Number. Subject to adjustment as provided in Section 5.3, the total number of shares of Common Stock of the Company, par value 6 2/3 cents per share (the “Stock”), which may be issued under the Plan shall be 250,000 shares. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock. Subject to adjustment as provided in Section 5.3, no participant shall be granted stock options in any single fiscal year of the Company for more than 100,000 shares of Stock. In all cases, determinations under this Section 5 shall be made in a manner that is consistent with the exemption for performance-based compensation provided by Section 162(m) of the Code (or any successor provision thereto) and any regulations promulgated thereunder.

5.2.	Unused Stock: Unexercised Rights. If, after the effective date of the Plan, any shares of Stock covered by a stock option granted under the Plan, or to which any stock option relates, are forfeited or if a stock option otherwise terminates, expires, or is canceled prior to the delivery of all of the shares of Stock or of other consideration issuable or payable pursuant to such stock option, then the number of shares of Stock counted against the number of shares available under the Plan in connection with the grant of such stock option, shall again be available for the granting of additional stock options under the Plan. In the event the exercise price of a stock option or tax withholding obligations respecting such stock option are paid in whole or in part through the delivery (or withholding) of shares of Stock, the shares delivered (or withheld) in payment of such exercise price or withholding tax obligations may be subject to new options under this Plan.

5.3.	Adjustment in Capitalization. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of the (a) number of shares of Stock subject to the Plan (including the individual limits described in Section 5.1) and which thereafter may be made the subject of stock options under the Plan; (b) the number of shares of Stock subject to outstanding stock options; and (c) the grant, purchase or exercise price with respect to any stock option; or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding stock option in lieu of any of the foregoing adjustments; provided, however, that the number of shares of Stock subject to any stock option shall always be a whole number.

Section 6. Term of Plan

        The Plan shall remain in effect until all shares reserved for issuance hereunder have been issued, subject to earlier termination by the Board pursuant to Section 11.1. However, unless otherwise expressly provided in the Plan or in an applicable option agreement, any stock option theretofore granted may extend beyond such date and, to the extent set forth in the Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such stock option, or to waive any conditions or restrictions with respect to any such stock option, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 7. Stock Options

7.1.	Grant of Options. Options may be granted to participants at any time and from time to time as shall be determined by the Committee. Subject to the limits of Section 5.1 and Section 7.2, the Committee shall have complete discretion in determining the number, terms and conditions of options granted to a participant. All options granted shall be non-qualified stock options.

7.2.	Non-qualified Stock Options. Non-qualified stock options will be exercisable at purchase prices of not less than One Hundred percent (100%) of the Fair Market Value of the Stock on the day of grant. Non-qualified stock options will be exercisable as determined by the Committee over not more than ten (10) years after the date of grant and shall terminate at such time as the Committee shall determine.

7.3.	Option Agreement. Each option granted under the Plan shall be evidenced by an option agreement that shall be signed by the participant and an appropriate officer of the Company. The option agreement shall specify the option price, the vesting, the duration of the option, the number of shares of Stock to which the option pertains and such other provisions as the Committee shall determine (including, without limitation, non-compete, confidentiality or other similar provisions or provisions relating to transfer).

7.4.	Fair Market Value. The “Fair Market Value” of the Stock shall be determined by such methods or procedures as shall be established from time to time by the Committee; provided, however, that the Fair Market Value shall not be less than the par value of the Stock; and provided further, that (a) if the Stock is traded on the over-the-counter market, then the Fair Market Value shall be the closing sale price for the Stock in the over-the-counter market on the measurement date (or if there was no sale of the Stock on such date, on the immediately preceding date on which there was a sale of the Stock), as reported by the National Association of Securities Dealers Automated Quotation System (or any successor), or (b) if the Stock is listed on a national securities exchange or national securities association, then the Fair Market Value shall be the closing sale price for the Stock on the Composite Tape on the measurement date.

7.5.	Payment. The Committee shall determine the methods and the forms for payment of the purchase price of stock options, including (a) by delivery of cash or previously owned shares of Stock or other securities of the Company having a then Fair Market Value equal to the purchase price of such shares; or (b) by delivery (including by means of a facsimile transmission) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Stock and deliver the sale or margin loan proceeds directly to the Company to pay the purchase price; provided that in no event shall the shares of Stock to be issued upon the exercise of the stock options be transferred to the participant, nor shall the participant’s name be recorded on the Company’s shareholder ledger as the holder of record of such shares, until the Company has received payment in full for such shares, including the payment of any tax attributable to the shares to be delivered (as provided in Section 12). If a facsimile transmission is used by the participant to deliver the executed irrevocable option exercise form and related materials, then the participant should mail the original executed copy of the documents to the Company promptly after sending the facsimile. Notwithstanding the foregoing provisions, the Committee may limit the ability of a participant to pay the exercise price by delivery of previously owned shares or other securities of the Company or by delivery of an executed irrevocable option exercise form (collectively, the “Alternative Option Exercise Method”), if in the opinion of the Committee, in consultation with legal counsel as appropriate, (a) (i) the participant is or within the six months preceding the exercise of the stock option was subject to reporting under Section 16(a) of the Exchange Act and (ii) there is a substantial likelihood that the Alternative Option Exercise Method could subject the participant to a substantial risk of short-swing profit liability under Section 16(b) of the Exchange Act; (b) the Alternative Option Exercise Method could have an adverse tax or accounting effect on the Company; or (c) the Alternative Option Exercise Method could subject the Company to a risk of liability under the Exchange Act.

Section 8. Transferability

        Each stock option granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, except that a participant may, to the extent allowed by the Committee and in a manner specified by the committee (a) designate in writing a beneficiary to exercise the stock option after the participant’s death or (b) transfer any stock option.

Section 9. Rights of Employees

        Nothing in the Plan shall interfere with or limit in any way the right of the Company or any subsidiary to terminate any participant’s employment at any time nor confer upon any participant any right to continue in the employ of the Company or any subsidiary.

Section 10. Change of Control

        In order to preserve a participant’s rights under a stock option granted under the Plan in the event of any sale of assets, merger, consolidation, combination or other corporate reorganization, restructuring or change of control of the Company (“Change of Control”), the Board in its discretion may, at the time the stock option is granted or at anytime thereafter, take one or more of the following actions: (a) provide for the acceleration of any time period relating to the exercise of the stock option; (b) provide for the purchase of the stock option for an amount of cash or other property that could have been received upon the exercise of the stock option had the option been currently exercisable or payable; (c) adjust the terms of the stock option in the manner determined by the Board to reflect the Change of Control; (d) cause the stock option to be assumed, or new right substituted for the stock option, by another entity; or (e) make such other provision as the Board may consider equitable and in the best interests of the Company.

Section 11. Amendment, Modification and Termination of Plan

11.1.	Amendment, Modification and Termination of Plan. The Board may at any time amend, alter, suspend, discontinue or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall be obtained if otherwise required by (a) the Code or any rules promulgated thereunder, (b) the listing requirements of the principal national securities exchange, national securities association or over-the-counter market on which the Stock is then traded, or (c) any other applicable law. To the extent permitted by applicable law, the Committee may also amend the Plan, provided that any such amendments shall be reported to the Board. Termination of the Plan shall not affect the right of participants with respect to stock options previously granted to them, and all unexpired stock options shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions. Notwithstanding the foregoing, the Board and Committee are prohibited from amending the provisions of the Plan that prohibit the repricing of options without shareholder approval.

11.2.	Waiver of Conditions. The Committee may, in whole or in part, waive any conditions or other restrictions with respect to any stock option granted under the Plan.

Section 12. Taxes

        The Company shall be entitled to withhold the amount of any tax attributable to any shares of Stock deliverable under the Plan after giving the person entitled to receive such shares of Stock notice as far in advance as practicable, and the Company may defer making delivery if any such tax may be pending unless and until indemnified to its satisfaction. The Committee may, in its sole discretion and subject to such rules as it may adopt, permit a participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with the exercise of a stock option under the Plan by electing to (a) have the Company withhold shares of Stock, (b) tender back shares of Stock received in connection with such benefit, or (c) deliver other previously owned shares of Stock, in each case such stock having a then Fair Market Value equal to the amount to be withheld; provided, however, that the amount to be withheld shall not exceed the participant’s estimated minimum federal, state and local tax obligations associated with the transaction. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as required by the Committee. The Fair Market Value of fractional shares of Stock remaining after payment of the withholding taxes shall be paid to the participant in cash.

Section 13. Miscellaneous

13.1.	Stock Transfer Restrictions

(a)	Shares of Stock purchased under the Plan may not be sold or otherwise disposed of except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or in a transaction which, in the opinion of counsel for the Company, is exempt from registration under the Act; and (ii) in compliance with state securities laws. The Committee may waive the foregoing restrictions, in whole or in part, in any particular case or cases or may terminate such restrictions whenever the Committee determines that such restrictions afford no substantial benefit to the Company.

(b)	All certificates for shares delivered under the Plan pursuant to any option or the exercise thereof shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the Plan and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

13.2.	Other Provisions. The grant of any option under the Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation provisions for (a) one or more means to enable participants to defer recognition of taxable income relating to stock options or cash payments derived therefrom, which means may provide for a return to a participant on amounts deferred as determined by the Committee (provided that no such deferral means may result in an increase in the number of shares of Stock issuable hereunder); (b) restrictions on resale or other disposition; and (c) compliance with federal or state securities laws and any applicable national securities exchange, national securities association or over-the-counter market requirements.

13.3.	No Rights as Shareholder. No participant shall have any voting or dividend rights or other rights as a shareholder with respect to any shares of Stock subject to a stock option granted under the Plan before the date of transfer to the participant of a certificate or certificates for such shares and recording of the participant’s name on the Company’s shareholder ledger as the holder of record of such shares.

13.4.	Option Agreement. No person shall have any rights under any stock option granted under the Plan unless and until the Company and the participant to whom the stock option was granted shall have executed an option agreement in such form as shall have been approved by the Committee. An option agreement shall constitute a binding contract between the Company and the participant, and every participant, upon acceptance of such option agreement, shall be bound by the terms and restrictions of such agreement and this Plan.

Section 14. Legal Construction

14.1.	Requirements of Law. The granting of stock options under the Plan and the issuance of shares of Stock in connection with the exercise of any such stock options are subject to all applicable laws, rules and regulations, and to any required approvals by any governmental agencies or national securities exchange, national securities association or over-the-counter market on which the Stock may from time to time be listed or traded.

14.2.	Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Sections 5.3 and Section 10, the Committee, the Board and each other person is prohibited from decreasing the exercise price for any outstanding option granted to a Participant under this Plan after the date of grant or allowing a Participant to surrender an outstanding option granted under this Plan to the Company as consideration for the grant of a new option with a lower exercise price.

14.3.	Governing Law. The Plan and all option agreements under the Plan shall be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to conflict of law principles thereof.

14.4.	Severability. If any provision of the Plan or any option agreement or any stock option (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or stock option, or (b) would disqualify the Plan, any option agreement or any stock option under any law deemed applicable by the Committee, then such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any option agreement or the stock option, such provision shall be stricken as to such jurisdiction, person or stock option, and the remainder of the Plan, any such option agreement and any such stock option shall remain in full force and effect.